                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  X

Filed by a Party other than the Registrant    [  ]

Check the appropriate box:

            [  ]  Preliminary Proxy Statement

             X    Definitive Proxy Statement

            [  ]  Definitive Additional Materials

            [  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               FRESH AMERICA CORP.
                (Name of Registrant as Specified In Its Charter)

                    BOARD OF DIRECTORS OF FRESH AMERICA CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

             X  No fee required.

           [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1)  Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transactions applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

            (4)  Proposed maximum aggregate value of transaction:

            (5)  Total fee paid:

           [  ]  Fee paid previously with preliminary materials

           [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:
            (2)  Form, Schedule or Registration Statement No:
            (3)  Filing Party:
            (4)  Date Filed:

-----------------------------------
        (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                               FRESH AMERICA CORP.
                           6600 LBJ Freeway, Suite 180
                               Dallas, Texas 75240

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1998

         As a shareholder of Fresh America Corp. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240, Thursday, June 25, 1998, at 10:00 a.m. local time, for the following purposes:

         1. to elect two Class I directors to serve until the expiration of their terms and until their successors are elected and qualified;

         2. to approve an amended and restated version of the Fresh America Corp. 1996 Stock Option and Award Plan to, among other things, increase the number of shares of common stock, par value $.01 per share, authorized for issuance thereunder from 150,000 shares to 625,000 shares;

         3. to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998; and

         4. to transact such other business as may properly come before the Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on May 15, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, THE COMPANY DESIRES TO HAVE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                          By Order of the Board of Directors


                                          DAVID I. SHEINFELD
                                          Chairman of the Board and Secretary
Dallas, Texas
May 28, 1998

                             YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN PROMPTLY THE
           ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                               FRESH AMERICA CORP.
                           6600 LBJ Freeway, Suite 180
                               Dallas, Texas 75240
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1998

                           ---------------------------

         This Proxy Statement is furnished in connection with the solicitation by Fresh America Corp. (the "Company") of proxies to be voted at its Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, June 25, 1998, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240 (the "Meeting"), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy Card were first mailed or given to shareholders on or about May 28, 1998.

         Any proxy may be revoked by a shareholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to the Secretary of the Company at the address set forth above or by oral or written statement at the Meeting. Shares represented by any proxy properly executed and received prior to the Meeting will be voted at the Meeting in accordance with the proxy or, if the proxy does not specify, in accordance with the recommendation of the Board of Directors.

         Shareholders of record at the close of business on May 15, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date the Company had 4,853,397 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on any matter submitted to the holders of Common Stock for a vote. Shareholders are not entitled to cumulate their votes in the election of directors.

         A quorum for the Meeting requires the presence in person or by proxy of shareholders entitled to cast a majority of the votes entitled to be cast at the Meeting. Shares held by shareholders present at the Meeting in person who do not vote on a particular matter, ballots marked "abstain" with respect to a matter and "broker nonvotes" that cannot be voted on a matter will be counted as present at the Meeting for quorum purposes, but will be deemed not to have been cast and will have no legal effect on the vote with respect to any such matter.


                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS

         There are two Class I directors whose terms expire at the Meeting. The Board of Directors has proposed David I. Sheinfeld and Colon Washburn as nominees for reelection as Class I directors to serve for three year terms and until their successors are elected and qualified. A plurality of the votes cast at the Meeting is required to elect each nominee. Shares represented by proxies will be voted for the election of the foregoing nominees unless authority to do so is withheld. If, at the time of the Meeting, either nominee should be unable to serve, the shares represented by a proxy may be voted for a substitute nominee to be designated by the Board of Directors. For information regarding each of the nominees, see "Executive Officers and Directors."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR CLASS I DIRECTOR.


PROPOSAL 2 - APPROVAL OF THE FRESH AMERICA CORP. 1996 STOCK OPTION AND AWARD PLAN AS AMENDED AND RESTATED

         Effective as of July 12, 1996, the Board of Directors adopted the Fresh America Corp. 1996 Stock Option and Award Plan (the "Original 1996 Plan"), and effective as of April 30, 1997, the Board of Directors adopted the First Amendment to such plan (the "First Amendment;" the First Amendment and the Original Plan are, collectively, the "1996 Plan"). The shareholders of the Company approved the 1996 Plan at the Company's annual meeting held June 19, 1997. The 1996 Plan presently states that up to a maximum of 150,000 shares of Common Stock are available for awards of options and restricted stock thereunder. As of May 15, 1998, options to purchase 126,000 shares of Common Stock were outstanding and 17,000 shares of Common Stock were available for future grants under the 1996 Plan.

         The Company's other stock option plan, the Fresh America Corp. 1993 Stock Option and Award Plan (the "1993 Plan"), presently states that up to a maximum of 450,000 shares of Common Stock are available for awards of options and restricted stock thereunder. As of May 15, 1998, options to purchase 223,087 shares of Common Stock were outstanding and 7,177 shares of Common Stock were available for future grants under the 1993 Plan.

         To continue the effectiveness of the 1996 Plan, on May 22, 1998 the Board of Directors adopted, subject to shareholder approval, an amended and restated version of the 1996 Plan (the "Restated 1996 Plan") to (i) increase the number of shares of Common Stock available for issuance under the 1996 Plan from 150,000 shares to 625,000 shares, (ii) permit, at the discretion of the Board of Directors or the committee administering the 1996 Plan, the transfer of nonqualified stock options granted thereunder under certain circumstances, (iii) clarify the procedures for using shares of Common Stock to exercise options, and
(iv) make other clarifications in the 1996 Plan. Additionally, if the Restated 1996 Plan is approved by the shareholders, no additional grants would be made under the 1993 Plan. If approved by the shareholders, the Restated 1996 Plan will permit the Company to continue to grant options and to make awards of restricted stock under the 1996 Plan, which the Board of Directors believes is necessary in order to attract, motivate and retain outstanding directors and employees.

         A summary of the material features of the Restated 1996 Plan follows. Such summary does not purport to be complete and is qualified in its entirety by reference to the text of the Restated 1996 Plan, a copy of which is attached as Appendix A and is incorporated herein by reference.

                  General. The Restated 1996 Plan provides for grants of stock options ("Options") and restricted stock ("Restricted Stock") to directors, officers and other key employees of the Company and its subsidiaries. The Restated 1996 Plan is administered by a committee of two or more non-employee directors designated by the Board of Directors (the "Plan Administration Committee") or by the Board of Directors as a whole.

         Purpose of the Restated 1996 Plan. The purpose of the Restated 1996 Plan is to provide equity incentives designed to increase shareholder value and to advance the interests of the Company by furnishing incentives to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries.

         Shares Issuable through the Restated 1996 Plan. If the Restated 1996 Plan is approved by the shareholders of the Company, the aggregate number of shares of Common Stock issuable upon the exercise of Options or grants of Restricted Stock under the Restated 1996 Plan will be 625,000 shares. Proportionate adjustments will be made to the number of shares of the Common Stock subject to the Restated 1996 Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Board of Directors may, but shall not be required to, also provide additional anti-dilution protection to a participant under the terms of such participant's Option or Restricted Stock agreement. Shares of Common Stock subject to Options or Restricted Stock grants that are cancelled, terminated or forfeited and shares of Common Stock used as payment for shares issued upon exercise of an Option will be available for reissuance under the Restated 1996 Plan. The top five executive officers of the Company may not be granted Options with respect to more than 625,000 shares in any year; lapsed or cancelled Options count against these limits.

         Administration of the Restated 1996 Plan. The Board of Directors or the Plan Administration Committee, as the case may be, administers the Restated 1996 Plan and has authority (i) to select the participants that will be granted Options and Restricted Stock, (ii) to terminate the plan or accelerate vesting of Options and Restricted Stock, (iii) to determine the nature, extent, timing, exercise price, vesting and duration of Options and, as applicable, grants of Restricted Stock, (iv) to prescribe all other terms and conditions consistent with the Restated 1996 Plan, (v) to interpret the Restated 1996 Plan, (vi) to establish any rules or regulations relating to the Restated 1996 Plan that it determines to be appropriate, and (vii) to make any other determination that it believes necessary or advisable for the proper administration of the Restated 1996 Plan.

         Stock Options and Restricted Stock. Unless the Board of Directors or the Plan Administration Committee determines otherwise, each non-employee director of the Company will receive nonqualified Options to purchase 5,000 shares of Common Stock on each August 8 that such director serves on the Company's Board of Directors.

         The Board of Directors or the Plan Administration Committee may grant nonqualified Options ("nonqualified stock options") or qualified Options ("incentive stock Options") to purchase shares of Common Stock. The Plan Administration Committee has exclusive authority over grants of Options to the top five executive officers of the Company. The Board of Directors or the Plan Administration Committee will determine the number and exercise price (which may not be less than the fair market value of the Common Stock on the date of grant) of the Options, and the time or times that the Options become exercisable. The term of an Option will also be determined by the Board of Directors or the Plan Administration Committee, provided that the term of a qualified Option may not exceed 10 years. In the case of a participant who owns more than ten percent of the total outstanding shares of Common Stock, the exercise price for any incentive stock Option granted to such participant may not be less than 110 percent of the fair market value of the Common Stock on the date of grant and the term may not exceed five years. The Restated 1996 Plan provides that each grant of Options or Restricted Stock will vest in accordance with the applicable Option or Restricted Stock agreement. The Option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock.

         Termination of Employment. If a participant dies or becomes disabled, all vested incentive stock Options may be exercised at any time within one year (or the remaining term of the Option, if less). If a participant ceases to be a Company employee for any other reason, he or she must exercise any vested incentive stock Options within three months (or their remaining term, if less).

         Transferability of Options. Incentive stock Options granted under the Restated 1996 Plan are transferable only by will or the laws of descent and distribution. Nonqualified Options granted under the Restated 1996 Plan are transferable only by will, the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction; provided, however, that the Board of Directors or Plan Administration Committee, as the case may be, may, in its discretion and as evidenced in the related nonqualified Option agreement, permit a participant to transfer his or her nonqualified Option to such participant's spouse, children or grandchildren or to one or more partnerships or trusts where such immediate family members are the only partners or beneficiaries if the Participant does not receive any consideration in any form for the transfer of such nonqualified Option. Any nonqualified Option so transferred will continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the participant's transfer of such Option.

         Amendments to the Restated 1996 Plan. The Board of Directors or the Plan Administration Committee may amend or discontinue the Restated 1996 Plan at any time subject to certain restrictions set forth in the Restated 1996 Plan. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted Option award without the consent of the recipient thereof. Shareholder approval is required if the number of shares issuable under the Restated 1996 Plan is increased or the class of eligible employees is changed.

         Federal Income Tax Consequences. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986 (as amended, the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving Options or Restricted Stock.

         Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an Option.

         When a nonqualified stock Option granted pursuant to the Restated 1996 Plan is exercised, the participant generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the Option is exercised and the aggregate fair market value of such Common Stock on the exercise date, and the Company generally will be entitled to a deduction in the year the Option is exercised equal to the amount the participant is required to treat as ordinary income. Any taxable income recognized in connection with a nonqualified stock Option exercised by a participant who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a nonqualified stock Option will be the purchase price paid to the Company for the Common Stock increased by an amount included in the participant's taxable income resulting from the exercise of such Option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the participant acquires the Common Stock.

         An employee generally will not recognize any income upon the exercise of an incentive stock Option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock Option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock Option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the Option price and the fair market value of the Common Stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as short term or long term capital gain or loss depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

         A Restricted Stock award is not currently taxable income to a participant for so long as the stock is subject to a substantial risk of forfeiture and cannot be transferred free of forfeiture. The participant will generally be taxed on compensation income equal to the fair market value of the stock on the date the restrictions on the shares lapse.

         The participant may elect under Section 83(b) of the Code, however, to be taxed immediately on the value of the shares awarded as of the date of grant. Such an election must be made within 30 days after the award of shares and must be filed with the Internal Revenue Service. If the participant makes the Section 83(b) election and subsequently forfeits his or her shares, no deduction is permitted with respect to the forfeiture.

         The participant's tax basis in shares acquired through a stock award equals the amount of compensation income recognized upon vesting (or upon grant, in the case of a Section 83(b) election). Generally, if the participant subsequently sells the shares, any gain or loss will be capital.

         Reasons for the Proposal. The 1996 Plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries. The Board of Directors is recommending the Restated 1996 Plan in order to ensure that sufficient shares are available to reward and motivate existing employees and to enable the Company to attract the best available personnel in the future. Shareholder approval is being requested in order for grants of incentive stock Options to be tax-qualified, and to preserve the Company's full tax deduction with respect to nonqualified Options granted to the top five executive officers. A majority of the votes cast is required to approve the Restated 1996 Plan.

         Interests of Certain Persons in Matters to be Acted Upon. In considering whether to vote for approval of the Restated 1996 Plan, shareholders should be aware that each of the directors, nominees for director and executive officers have received Option grants under the 1996 Plan and will be eligible to receive Option grants and Restricted Stock awards under the Restated 1996 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESTATED 1996 PLAN.


PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

         KPMG Peat Marwick LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended January 2, 1998 and has reported on the Company's financial statements. The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998 and recommends that the shareholders ratify this selection.

         A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

         Shareholder ratification is not required for the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998, because the Board of Directors has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information believed by the Company to be accurate based on information provided to it concerning the beneficial ownership of Common Stock by (a) each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (b) each director, (c) the Company's Chief Executive Officer, (d) each of the Company's other named executive officers and (e) all executive officers and directors as a group, as of May 15, 1998.



                                          NUMBER OF SHARES OF
         BENEFICIAL OWNER                    COMMON STOCK(1)       PERCENT OF CLASS(2)
         ----------------                 -------------------      -------------------
David I. Sheinfeld (3)(4)..............        561,062                   11.40%
Thomas M. Hubbard (3)(5)...............        504,432                   10.35%
Steve R. Grinstead (3)(6)..............        103,167                    2.10%
Sheldon I. Stein (3)(7)................         29,813                       *
Robert C. Kiehnle (8)..................         12,000                       *
Colon Washburn (3)(9)..................         19,382                       *
Lawrence V. Jackson (3)................          1,000                       *
Edward U. Sabin........................             --                      --
Arnold Fogle (10)......................        276,722                    5.43%
Agostino Sarraino (11).................        276,722                    5.43%
Gruber & McBaine Capital
     Management, Inc. (12).............        426,100                    8.78%
All directors and executive officers
     as a group (8 persons) (13).......     1 ,246,412                   24.73%


------------------
         *less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Except as indicated in the footnotes to this table and subject to community property laws, where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned, unless otherwise indicated.

(2) Percentages are based on the total number of shares outstanding at May 15, 1998, plus the total number of outstanding options held by each such person that are exercisable within 60 days of such date and securities exchangeable into Common Stock within 60 days of such date. Shares issuable upon exercise of outstanding options or through the conversion of securities exchangeable into Common Stock, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)      Director of the Company.

(4) Consists of 362,037 shares held of record by David I. Sheinfeld, as trustee of the Sheinfeld Family Trust, 130,100 shares held of record by the Sheinfeld Family Partnership and 68,925 shares subject to options issued to Mr. Sheinfeld under the Company's stock option plans that are exercisable within 60 days. Mr. Sheinfeld's address is c/o Fresh America Corp. at 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240.

(5) Includes 20,000 shares subject to options issued to Mr. Hubbard under the Company's stock option plans that are exercisable within 60 days. Mr. Hubbard's address is 740 Airport Blvd., Salinas, California 93912.

(6) Includes 54,993 shares subject to options issued to Mr. Grinstead under the Company's stock option plans that are exercisable within 60 days and 800 shares owned by Mr. Grinstead for the benefit of his minor children.

(7) Includes 22,813 shares subject to options issued to Mr. Stein under the Company's stock option plans that are exercisable within 60 days.

(8) Includes 10,000 shares subject to options issued to Mr. Kiehnle under the Company's stock option plans that are exercisable within 60 days.

(9) Includes 500 shares held of record by Mr. Washburn and his spouse for the benefit of their minor child and 10,000 shares subject to options issued to Mr. Washburn under the Company's stock option plans that are exercisable within 60 days.

(10) Based on information set forth in Schedule 13G, dated March 16, 1998, filed with the SEC by Arnold Fogle, includes 13,261 shares held of record by Arnold Fogle Holdings Limited, an Ontario corporation wholly-owned by Arnold Fogle ("AFHL"), 11,780 shares that Mr. Fogle has the right to acquire within 60 days through the conversion of exchangeable common shares of 1277649 Ontario Limited, a wholly-owned subsidiary of the Company (the "Exchangeable Shares"), and 242,219 shares that AFHL has the right to acquire within 60 days through the conversion of Exchangeable Shares. Mr. Fogle's address is c/o Ontario Tree Fruits Limited, 165 Queens Way, Toronto, Ontario, Canada M8Y 1H8.

(11) Based on information set forth in Schedule 13G, dated March 16, 1998, filed with the SEC by Agostino Sarraino, includes 20,078 shares held of record by Sarraino Holdings Limited, an Ontario corporation wholly-owned by Agostino Sarraino ("SHL"), 11,780 shares that Mr. Sarraino has the right to acquire within 60 days through the conversion of Exchangeable Shares, and 235,402 shares that SHL has the right to acquire within 60 days through the conversion of Exchangeable Shares. Mr. Sarraino's address is c/o Ontario Tree Fruits Limited, 165 Queens Way, Toronto, Ontario, Canada M8Y 1H8.

(12) Based on information provided by Gruber & McBaine Capital Management, LLC ("GMCM"), Jon D. Gruber ("Gruber"), J. Patterson McBaine ("McBaine"), Thomas O. Lloyd-Butler ("Lloyd-Butler"), Lagunitas Partners ("LP") and GMJ Investments, L.P. ("GMJ"). This group reported that it had total ownership of 426,100 shares, and that the voting and dispositive power among such group's members is as follows:




                                             Aggregate               Voting and Dispositive
                                        Beneficially Owned                   Power
                                      ------------------------       ----------------------
Name                                  Number           Percent         Sole         Shared
----                                  ------           -------       --------       ------
GMCM                                  347,000           7.15%             --        347,900
Gruber                                403,200           8.31%         10,000        347,900
McBaine                               370,800           7.69%         55,300        347,900
Lloyd-Butler                          347,900           7.17%             --        347,900
LP                                    150,400           3.10%        150,400             --
GMJ                                    10,000              *          10,000             --

         The business address of Gruber & McBaine Capital Management is 50 Osgood Place, San Francisco, California 94133.

(13) Includes 201,731 shares subject to options issued to certain directors and executive officers of the Company that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended January 2, 1998 were made on a timely basis.

                        EXECUTIVE OFFICERS AND DIRECTORS

                  The following table sets forth certain information concerning the executive officers and directors of the Company as of May 15, 1998.



         NAME                         AGE                  POSITION WITH THE COMPANY
         ----                         ---                  -------------------------
David I. Sheinfeld                     43         Chairman of the Board and Chief Executive Officer
Steve R. Grinstead                     39         President, Chief Operating Officer and Director
Robert C. Kiehnle                      48         Executive Vice President and Chief Financial Officer
Edward U. Sabin                        50         Executive Vice President
Thomas M. Hubbard                      55         Director
Sheldon I. Stein                       44         Director
Colon Washburn                         52         Director
Lawrence V. Jackson                    44         Director

------------------

         David I. Sheinfeld. Mr. Sheinfeld joined the Company in June 1990 and joined its Board of Directors in March 1991. In 1992, Mr. Sheinfeld became Chairman of the Board and Chief Executive Officer of the Company.

         Steve R. Grinstead. Mr. Grinstead joined the Company in January 1992 and was named President, Chief Operating Officer and a director of the Company in May 1992. Mr. Grinstead is active in produce industry associations and was previously President of the Houston Fresh Fruit and Vegetable Association.

         Edward U. Sabin. Mr. Sabin joined the Company in May 1997 as Executive Vice President. Mr. Sabin has worked in the produce industry for over 27 years. He has held various positions in sales, marketing and management, including senior executive positions with Chiquita Brands and Del Monte Fresh. Mr. Sabin also served as Chief Operating Officer of Cincinnati-based wholesaler Caruso, Inc. Prior to joining the Company, Mr. Sabin was principal of his own firm providing consulting services to the produce industry.

         Robert C. Kiehnle. Mr. Kiehnle joined the Company in August 1996 as Executive Vice President and Chief Financial Officer. From January 1994 through June 1996, Mr. Kiehnle served as Treasurer of Aviall, Inc., an aircraft service and parts distribution company located in Dallas, Texas. Prior to 1993, Mr. Kiehnle held various positions in financial management for Itel Rail Corporation, the rail car leasing subsidiary of Itel Corporation, where he served most recently as Vice President Finance and Administration.

         Thomas M. Hubbard. Mr. Hubbard, a founder of the Company, has been a director since 1989 and served as the Company's President until April 1992. Mr. Hubbard has worked in the produce industry for more than 30 years and is an active investor in a number of produce companies, including Pacific Fresh Marketing, Inc., which harvests, packs and markets fresh vegetables in the southwestern United States and central Mexico.

         Sheldon I. Stein. Mr. Stein has been a director of the Company since December 1992. Mr. Stein is a Senior Managing Director of Bear, Stearns & Co. Inc. and heads the firm's southwestern investment banking operations. Mr. Stein serves as a director of five other companies with publicly-traded securities, namely The Men's Wearhouse, Tandycrafts, Inc., First Plus Financial Group, Cellstar Corp. and Precept Business Services, Inc.

         Colon Washburn. Mr. Washburn has been a director of the Company since July 1993. From 1971 until January 1993, Mr. Washburn was employed by Wal-Mart Stores, Inc. ("Wal-Mart"), where he served most recently as Executive Vice President of Wal-Mart and also as Senior Vice President of Sam's Wholesale Club, a division of Wal-Mart. Since February 1993, Mr. Washburn has been President of Beau Chene Farms, a real estate development company.

         Lawrence V. Jackson. Mr. Jackson has been a director of the Company since September 1997. Mr. Jackson is a Senior Vice President with Safeway, Inc. Prior to joining Safeway, Inc., Mr. Jackson was a Senior Vice President with PepsiCo, Inc. During Mr. Jackson's 17 years with PepsiCo, he held a number of positions with the beverage and food service sectors, including that of Senior Vice President of Worldwide Operations.

BOARD OF DIRECTORS AND MEETINGS

         The Bylaws of the Company provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. By resolution of the Board of Directors the number of directors was increased from five to six concurrently with the appointment of Lawrence V. Jackson as a director on September 4, 1997. The Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of shareholders held in the year in which the term for such class expires and will serve for three years. The terms of David I. Sheinfeld and Colon Washburn will expire at the Meeting and, if reelected, at the 2001 annual meeting; and the terms of Steve R. Grinstead and Lawrence V. Jackson will expire at the 1999 annual meeting; and the terms of Thomas M. Hubbard and Sheldon I. Stein will expire at the 2000 annual meeting.

         The business of the Company is managed under the direction of the Board of Directors. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors held one meeting during the fiscal year ended January 2, 1998 and each director attended the meeting. The Board also acted by unanimous written consent on thirteen occasions.

COMMITTEES OF THE BOARD OF BOARD OF DIRECTORS

         The Board of Directors has established Audit, Compensation and Plan Administration Committees, which devote attention to specific subjects and assist the Board of Directors in the discharge of its responsibilities. The functions of each committee and its current members are described below.

         Audit Committee. The Audit Committee consists of two members appointed by the Board of Directors from directors who are neither officers nor employees of the Company or its subsidiaries. The Audit Committee recommends to the Board of Directors the appointment of a firm of independent certified public accountants to conduct audits of the books, records and accounts of the Company and monitors the performance, findings and reports of, and approves the fee arrangement with the independent certified public accountants. The Audit Committee also reviews accounting objectives and procedures of the Company and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee currently consists of Messrs. Stein and Washburn. The Audit Committee did not meet during the 1997 fiscal year.

         Compensation Committee. The Compensation Committee consists of two members of the Board of Directors who are neither officers nor employees of the Company. The Compensation Committee determines the compensation of the Chief Executive Officer and, with the assistance of management, of senior executive employees of the Company (including salary, bonus, equity participation through grants of stock options, and benefits). The Compensation Committee currently consists of Messrs. Stein and Washburn. During the 1997 fiscal year, the Compensation Committee held one meeting at which all members were present and acted by unanimous consent on two occasions.

         Plan Administration Committee. The Plan Administration Committee consists of two members, Messrs. Washburn and Stein, neither of whom are employees or officers of the Company. The Plan Administration Committee administers the 1993 Plan and the 1996 Plan (collectively, the "Stock Option Plans"). In general, the Plan Administration Committee construes, interprets and administers the Stock Option Plans and the provisions of the options granted thereunder, prescribes and amends rules for the operation of such stock option plans and makes all other determinations necessary or advisable for implementation and administration of the Stock Option Plans. The Plan Administration Committee has full and final authority to select the key employees to whom awards are granted, the number of shares of Common Stock subject to awards and the terms of awards, including the exercise price and vesting period of options. During the 1997 fiscal year, the Plan Administration Committee acted only by unanimous consent on one occasion and did not hold any formal meetings.

COMPENSATION OF DIRECTORS

         The Company's non-employee directors receive cash compensation of $10,000 per year for serving on the Board of Directors and are reimbursed for expenses reasonably incurred in connection with their services as directors.

         Each director who is not an officer or employee of the Company is eligible to receive stock options and awards under the 1993 Plan, and each director is eligible to receive stock options and awards under the 1996 Plan. Members of the Plan Administration Committee may receive stock options or awards under the 1993 Plan only pursuant to the automatic grant provisions of such plan. Pursuant to the Company's Stock Option Plans, options to purchase 5,000 shares are automatically granted annually to each director who is not an officer or employee of the Company. Such automatic option grants are exercisable at fair market value on the date of grant. Pursuant to these provisions, on August 7, 1997, each of Messrs. Hubbard, Stein and Washburn received options to purchase 5,000 shares of Common Stock at $17.50 per share.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers (the "named executive officers").




                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
           NAME AND                            ANNUAL COMPENSATION              SHARES
                                         ------------------------------       UNDERLYING      ALL OTHER
      PRINCIPAL POSITION          YEAR    SALARY      BONUS     OTHER          OPTIONS      COMPENSATION(1)
-------------------------------   ----   --------   --------   --------      ------------   ---------------
David I. Sheinfeld ............   1997   $250,230   $ 90,000   $     --                --   $         4,750
   Chairman of the Board and      1996    187,500     90,000     54,000(2)         20,000             2,885
   Chief Executive Officer        1995    150,000     50,000     45,536(3)         17,000             2,714
Steve R. Grinstead ............   1997   $175,000   $ 45,000   $     --                --   $         4,750
   President and Chief            1996    145,000     45,000         --            15,000             4,750
   Operating Officer              1995    115,000     25,000         --            16,000             2,200
Robert C. Kiehnle(4) ..........   1997   $150,000   $ 25,000   $     --                --   $         1,431
   Executive Vice President and   1996     37,760     20,000         --            25,000                --
   Chief Financial Officer
Edward U. Sabin(5) ............   1997   $107,692   $ 45,000   $     --             7,500   $            --
   Executive Vice President

     ------------------

   (1) These amounts consist of contributions by the Company to a 401(k) plan on behalf of the named executive.

   (2) This amount includes payments of $45,600 for a housing allowance and $8,400 for an automobile allowance.

   (3) This amount includes payments of $41,800 for a housing allowance and $3,736 for an automobile allowance.

   (4) Robert C. Kiehnle was employed by the Company in August 1996 to serve in the capacity as Executive Vice President and Chief Financial Officer.

   (5) Edward U. Sabin was employed by the Company in May 1997 to serve in the capacity as Executive Vice President.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options to purchase Common Stock by the named executive officers during the 1997 fiscal year under the 1996 Plan.




                             NUMBER OF        PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                            SECURITIES       TOTAL OPTIONS                                AT ASSUMED ANNUAL RATE
                            UNDERLYING        GRANTED TO                                           OF
                              OPTIONS          EMPLOYEES     EXERCISE      EXPIRATION    STOCK PRICE APPRECIATION
         NAME                 GRANTED           IN 1997        PRICE          DATE          FOR OPTION TERM (1)
                                                                                         -------------------------
                                                                                              5%           10%
----------------------      ----------       -------------   --------      ----------    ---------     -----------
Edward U. Sabin.......         7,500               20.5%       $14.00      4/30/2007       $66,034      $334,686


---------------------------

(1) The "Potential Realizable Value" portion of the table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information related to options exercised by the named executive officers during the 1997 fiscal year and the number and value of options held at fiscal year end.





                                                                   NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                                   OPTIONS AT JANUARY 2,    IN-THE-MONEY OPTIONS AT
                                                                           1998               JANUARY 2, 1998(1)
                                                                   ---------------------    -----------------------
                            SHARES ACQUIRED        VALUE              EXERCISABLE/              EXERCISABLE/
          NAME                ON EXERCISE         REALIZED            UNEXERCISABLE             UNEXERCISABLE
-----------------------     ---------------      ----------        ---------------------    -----------------------
David I. Sheinfeld.....             --               --                   68,925/--              $834,205/$--
Steve R. Grinstead.....             --               --                   54,993/--              $685,572/$--
Robert C. Kiehnle......             --               --                   10,000/15,000          $23,125/$34,688
Edward U. Sabin........             --               --                   --/7,500
                                                                                                 $--/$45,469


     ------------------

(1) The value indicated is the amount by which the market value of the underlying stock on the last trading day of fiscal 1997 ($20.06 per share) exceeded the aggregate exercise price of the options.

EMPLOYMENT AGREEMENTS

         In April 1995, the Company entered into severance agreements with Messrs. Sheinfeld and Grinstead pursuant to which each such officer would be entitled to receive severance compensation equal to two times his annual salary if his employment with the Company is actually or constructively terminated following a change in control of the Company. All of the severance agreements expired in April 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Stein and Washburn serve as the Compensation Committee of the Board of Directors. No Compensation Committee interlocks existed during the 1997 fiscal year, and no insiders participated in Compensation Committee decisions during the 1997 fiscal year.

                         COMPENSATION COMMITTEE'S REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee was formed in April 1994 in anticipation of the Company's initial public offering. Prior to the establishment of the Compensation Committee, the entire Board of Directors was responsible for determining executive compensation. Since its formation, the Compensation Committee has been responsible for recommending bonuses and any increase in base salaries for the Company's executive officers.

         The Compensation Committee believes that, in order for the Company to succeed, it must be able to attract and retain qualified executive officers. In determining the type and amount of executive officer compensation, the objectives of the Compensation Committee are to provide levels of base compensation, bonuses and long-term incentives (in the form of stock options or other plans) that will attract and retain talented executive officers and align their interests with the success of the Company. The Company's executive officer compensation program currently is comprised of base salary, bonus plan, long-term incentive compensation (in the form of stock options) and various benefits generally available to employees of the Company (such as health and disability insurance). Under the supervision of the Compensation Committee and the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and increase shareholder value.

Base Salaries

         The Company's policy is to maintain base salaries competitive with salaries paid to similarly situated executive officers of companies of similar size in comparable industries. Although neither the Board of Directors nor the Compensation Committee has conducted a formal review of base salaries paid to similarly situated executive officers, the Company believes that the base salaries payable to its executive officers are comparable to those paid by similar companies located in the Company's geographical area and engaged in industries comparable to the Company's. The Compensation Committee anticipates that adjustments to base compensation will generally be made based upon assigned responsibility and performance and successful attainment of specific goals and objectives of the Company and individual employees. For fiscal 1997, the Compensation Committee recommended increases in the minimum levels of base compensation payable to the Company's executive officers.

Bonuses

         Year-end cash bonuses are designed to motivate the Company's executive officers to achieve specific annual financial goals and to achieve favorable returns for the Company's stockholders. At the end of each fiscal year, the Compensation Committee will assess each executive's contributions to the Company as well as the degree to which specific annual financial, strategic, and operating objectives were met by the Company. For fiscal 1997, the Compensation Committee granted cash bonuses of $205,000 to the Company's executive officers.

Long-Term Incentives

         Stock option grants under the Company's stock option plans form the basis of the Company's long-term incentive compensation for executive officers and employees. The specific objective of the Company's stock option plans is to align the long-term interests of the Company's executive officers and employees with those of shareholders by creating a strong link between executive pay and shareholder returns. The Company encourages its executive officers and employees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are awarded to executive officers and employees in order to encourage future management actions aimed at improving the Company's sales efforts, product quality and profitability. The Company believes that success in these endeavors will increase the value of the Company's Common Stock for shareholders. Recipients of options will have the opportunity to share in the increased value that results from their efforts. The Plan Administration Committee makes specific awards of options based on an individual's ability to impact Company-wide performance and in light of the total compensation appropriate for the individual's position. The Compensation Committee and the Plan Administration Committee may also consider other bonus or long-term incentives in their discretion.

Chief Executive Officer Compensation

         In approving Mr. Sheinfeld's compensation, the Board of Directors evaluated and compared Mr. Sheinfeld's duties, responsibilities and performance results, and the overall results of the Company, to industry norms to determine Mr. Sheinfeld's compensation. The Compensation Committee recommended a cash bonus of $90,000 for fiscal 1997 and an increase in Mr. Sheinfeld's base salary to $300,000 for fiscal 1998.

         This Report is submitted by the members of the Compensation Committee of the Board of Directors.

                                                     Sheldon I. Stein
                                                     Colon Washburn

         This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference.

CORPORATE PERFORMANCE GRAPH

         The following graph compares the cumulative total return of the Company's Common Stock during the period commencing May 26, 1994, the date public trading of the Common Stock began following the Company's initial public equity offering, to January 2, 1998, with the Nasdaq Market Index and an index of companies within the Standard Industrial Code for Groceries and Related Products (the "Peer Index").

         The graph depicts the results of investing $100 in the Company's Common Stock, the Nasdaq Market Index and the Peer Index at closing prices on May 26, 1994. The graph assumes that all dividends were reinvested.

                                                       Fresh
               Measurement Period                     America           SIC Code           Nasdaq
             (Fiscal Year Covered)                     Corp.             Index          Market Index
1994                                                   100.00            100.00            100.00
1995                                                    87.50             93.59            101.30
1996                                                   119.12            121.49            131.40
1997                                                   195.59            123.57            163.29
1998                                                   236.03            165.05            199.73


 ASSUMES $100 INVESTED ON MAY 26, 1994 ASSUMES DIVIDEND REINVESTED FISCAL YEAR
                              ENDING JAN. 02, 1998


         The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act.

                              SHAREHOLDER PROPOSALS

         A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office, 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240, Attention: Investor Relations, by February 24, 1999, will be included in the Company's proxy statement and form of proxy for that meeting.

         Shareholders wanting to present proposals for action at the next annual meeting of shareholders must give written notice, in accordance with Article II,
Section 4 of the Company's Restated Bylaws, to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided however, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the tenth day following the day on which notice of the annual meeting was mailed or publicly disclosed, whichever first occurs. The chairman presiding at any meeting of the shareholders may, in his sole discretion, refuse to allow a shareholder or the shareholder's representative to present any proposal which the Company would not be required to include in a proxy statement pursuant to any rule promulgated by the Securities and Exchange Commission.

                         PERSONS MAKING THE SOLICITATION

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS

         A copy of the Company's 1997 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, FRESH AMERICA CORP., 6600 LBJ FREEWAY, SUITE 180, DALLAS, TEXAS 75240.



                                       By Order of the Board of Directors,



                                       DAVID I. SHEINFELD
                                       Chairman of the Board and
                                       Secretary

May 28, 1998

                                   APPENDIX A


                               FRESH AMERICA CORP.
                        1996 STOCK OPTION AND AWARD PLAN
                             AS AMENDED AND RESTATED
                             EFFECTIVE MAY 22, 1998

         1. Purpose of the Plan. This Plan shall be known as the Fresh America Corp. 1996 Stock Option and Award Plan as Amended and Restated Effective May 22, 1998. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of Fresh America Corp. and its subsidiaries. This Plan replaces the Fresh America Corp. 1993 Stock Option and Award Plan (the "Prior Plan"), which has been frozen as of the effective date of this Plan. Options, stock appreciation rights, restricted stock, or other stock rights granted under the Prior Plan before the effective date of this Plan shall continue to be governed by the terms of the Prior Plan, except to the extent specifically provided otherwise hereinafter, but no additional options, restricted stock, or other stock rights shall be granted under the Prior Plan after the effective date of this Plan.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" means the Board of Directors of the Corporation.

            (b) "Common Stock" means the Common Stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

            (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (d) "Committee" means the committee described in Section 19 that administers the Plan.

            (e) "Corporation" means Fresh America Corp., a Texas corporation.

            (f) "Date of Grant" means the date on which an Option is granted or Restricted Stock is awarded pursuant to this Plan or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective.

            (g) "Employee" means any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Executive" means an Employee who is, or in the judgment of the Committee may become as of the date of the exercise of an Option, the Chief Executive Officer of the Corporation or any of the other four highest compensated officers of the Corporation.

            (j) "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The Nasdaq Stock Market or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair

Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

            (k) "Immediate Family" means the children, grandchildren or spouse of any Participant.

            (l) "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and also an "outside director" within the meaning of Treasury Regulation ss. 1.162-27(e)(3).

            (m) "Nonqualified Option" means any Option that is not a Qualified Option.

            (n) "Option" means a stock option granted pursuant to Section 6 of this Plan.

            (o) "Optionee" means any Employee or director who receives an Option.

            (p) "Original Plan" means the Fresh America Corp. 1996 Stock Option and Award Plan, as amended by the First Amendment to the Fresh America Corp. 1996 Stock Option and Award Plan.

            (q) "Participant" means an Employee or director who receives an Option or Restricted Stock pursuant to this Plan.

            (r) "Plan" means the Fresh America Corp. 1996 Stock Option and Award Plan as Amended and Restated Effective May 22, 1998, as amended from time to time.

            (s) "Qualified Option" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

            (t) "Restricted Stock" means Common Stock awarded to an Employee or director pursuant to Section 7 of this Plan.

            (u) "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

            (v) "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

         3. Term of Plan. The Original Plan was adopted by the Board effective as of July 12, 1996 and was approved by the shareholders of the Corporation on June 19, 1997. The Plan was approved by the Board effective May 22, 1998. To permit the granting of Qualified Options under the Code, and to qualify awards of Options or Restricted Stock hereunder as "performance based" under Section 162(m) of the Code, the Plan will be submitted for approval by the shareholders of the Corporation by the affirmative votes of the majority of the votes cast, for approval no later than the next annual meeting of shareholders. If the Plan is not so approved by the shareholders of the Corporation, then any Options granted in excess of the 150,000 shares authorized under the Original Plan will be Nonqualified Options, regardless of whether the option agreements relating thereto purport to grant Qualified Options, and any such excess Options granted to Executives will be void.

         4. Shares Subject to the Plan. Except as otherwise provided in Section 18 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 625,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.

         5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Restricted Stock may be granted under Section 7 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options or shares of Restricted Stock to be granted, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Option, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. In the event that the Participant's total Qualified Options exceed the $100,000 limit in any calendar year (whether due to acceleration of exercisability, miscalculation, error or otherwise) the amount of Qualified Options that exceed such limit shall be treated as Nonqualified Options. The Qualified Options granted earliest (whether under this Plan or any other agreement or plan) shall be applied first to the $100,000 limit. In the event that only a portion of the Qualified Options granted at the same time can be applied to the $100,000 limit, the Corporation shall issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Qualified Option stock in its share transfer records.

         6. Grant of Options. Except as provided in Section 19(c), the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. Notwithstanding the foregoing, the Committee shall have the exclusive authority to grant Options to Executives. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Options under the Plan, the aggregate number of shares of Common Stock with respect to which Options may be granted to any single Executive in any one year shall not exceed 625,000. Solely for this purpose, Options that lapse or are canceled continue to count against such limit.

            Unless the Board or the Committee determines otherwise with respect to a particular year, each Non-Employee Director will automatically be granted a Nonqualified Option to purchase 5,000 shares of Common Stock (subject to adjustment pursuant to Section 18 hereof), at an exercise price equal to the Fair Market Value of the Common Stock on the Date of Grant, on August 8 of each year.

         7. Restricted Stock. Except as provided in Section 19(d), the Board or the Committee shall determine the number of shares of Common Stock to be granted as Restricted Stock from time to time under the Plan. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer.

         8. Time of Grant of Options. The date of grant of an Option or Restricted Stock under the Plan shall be the date on which the Board or the Committee awards the Option or Restricted Stock or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option or Restricted Stock is granted promptly after the date of such grant.

         9. Price. The exercise price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a "10-Percent Shareholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant. The Board or the Committee in its discretion may award shares of Restricted Stock under Section 7 of the Plan to Participants without requiring the payment of cash consideration for such shares.

         10. Vesting. Subject to Section 12 of this Plan, each Option and Restricted Stock award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement or Restricted Stock agreement. The Board or the Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. A Participant's Option or Restricted Stock agreement may contain such additional provisions with respect to vesting as the Board or the Committee may specify.

         11. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price. If Participant-owned Common Stock is used to pay the purchase price, the Common Stock used must have been held by the Participant for at least six months prior to the date of exercise. Payments made in Common Stock shall be made by tendering to the Company shares owned by the Participant having an aggregate Fair Market Value on the date immediately preceding the exercise date that is not greater than the aggregate Exercise Price for the shares as to which the Option is being exercised and by paying any remaining amount of such exercise price by check. The Board or the Committee may, in its discretion, authorize a constructive exchange of existing shares, as follows: the Participant may exercise the option by delivering a notarized statement that the Participant has owned for at least six months the number of shares of Common Stock to be used for payment of the exercise of the Option (and delivering cash, to the extent the value of such shares is less than the aggregate Exercise Price), and thereupon, a new certificate shall be issued to the Participant for the number of shares being acquired pursuant to the exercise of the Option, less the number of shares being constructively tendered as set forth in the Participant's notarized statement.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         12. When Qualified Options May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Shareholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such

Optionee's vested Qualified Options shall not be exercisable after (a) three months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This Section 12 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         13. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

         14. Withholding of Taxes. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option or Restricted Stock including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option or Restricted Stock until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         15. Conditions Upon Issuance of Shares. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan or to deliver Restricted Stock unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any other stock exchange upon which shares of the Common Stock may then be listed.

             As a condition to the exercise of an Option or the grant of Restricted Stock, the Corporation may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

             The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of The Nasdaq Stock market or any other stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

             No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

         16. Restrictions on Shares; Transferability of Options. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. Each Qualified Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant. Each nonqualified Option under this Plan shall be transferable only by will, the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. Notwithstanding the foregoing, the Board or the Committee may, in its discretion and as evidenced in the related nonqualified Option agreement, grant a nonqualified Option to a Participant on terms that permit the Participant to transfer such nonqualified Option to members of his or her Immediate Family members, or to one or more partnerships or trusts where such Immediate Family members are the only partners or beneficiaries (i) the related nonqualified Option agreement also expressly provides that the Option may be transferred only with the express written consent of the Board or the Committee, and (ii) the Participant does not receive any consideration in any form whatsoever for the transfer. Any nonqualified Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said nonqualified Option immediately prior to the transfer thereof. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

         17.      Modification of Options.

                  (a) The Board or the Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action of the Board or Committee may, without the approval of the shareholders of the Corporation, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to this Plan (except as provided in Section 4 or Section 18 of this Plan), (ii) change the class of employees eligible to participate in this Plan, or (iii) change the annual limit on the number of Options granted to an Executive in
Section 6 above.

                  (b) Except as provided in Section 19(c) of this Plan, at any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

         18. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then there shall be substituted for each share of Common Stock then subject to Options or Restricted Stock awards or available for Options or Restricted Stock awards the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option or Restricted Stock agreement.

         19.      Administration.

                  (a) The Plan shall be administered by the Board or by a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the "Committee"). Options and Restricted Stock may be granted under Sections 6 and 7, respectively, only (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee; provided, however, that the Committee shall have exclusive authority over grants of Options and Restricted Stock awards to the Executives of the Company. Option agreements and Restricted Stock agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements and Restricted Stock agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan.

The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

             (b) Members of the Committee shall be specified by the Board, and shall consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under
Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a) and must qualify as 'outside directors' as defined in Section 162(m) of the Code and regulations thereunder.

             (c) Although the Board or the Committee may suspend, discontinue or terminate the Plan at any time, all Qualified Options must be granted within ten
(10) years from the effective date of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         20. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option or Restricted Stock shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

         21. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

         22. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         23. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                                   APPENDIX B

                              FRONT OF PROXY CARD

                              FRESH AMERICA CORP.
                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
             OF SHAREHOLDERS AT 10:00 A.M. THURSDAY, JUNE 25, 1998
          ------------------------------------------------------------

    The undersigned shareholder of Fresh America Corp. (the "Company") hereby appoints David I. Sheinfeld and Steve R. Grinstead or either or them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:
--------------------------------------------------------------------------------

(1) Election of David I. Sheinfeld and Colon Washburn as Class I Directors.

FOR all nominees (except as provided to the contrary     WITHHOLD AUTHORITY to vote for all nominees [ ]
below) [ ]

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, WRITE THAT NOMINEE'S NAME HERE):

--------------------------------------------------------------------------------

(2) Approval of the Fresh America Corp. 1996 Stock Option and Award Plan as Amended and Restated.

                [ ] FOR          [ ] AGAINST        [ ] ABSTAIN
--------------------------------------------------------------------------------

(3) Ratification of the selection of KPMG Peat Marwick as the Company's independent auditors for the fiscal year 1998.

                [ ] FOR          [ ] AGAINST        [ ] ABSTAIN
--------------------------------------------------------------------------------

(4) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                               BACK OF PROXY CARD

                         (CONTINUED FROM REVERSE SIDE)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) AND (3) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

    Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated May 28, 1998, is hereby acknowledged.

                                                 Dated:

                                                                          , 1998
                                                 -------------------------

                                                 -------------------------------

                                                 -------------------------------
                                                        (Signature(s) of
                                                         Stockholder(s))

                                                 (Joint owners must EACH sign.
                                                 Please sign EXACTLY as your
                                                 name(s) appear(s) on this card.
                                                 When signing as attorney,
                                                 trustee, executor,
                                                 administrator, guardian or
                                                 corporate officer, please give
                                                 your FULL title.)

                                                 PLEASE SIGN, DATE AND MAIL
                                                 TODAY.